Exhibit 10.2

SCIQUEST, INC.

EMPLOYEE STOCK PURCHASE PLAN

Section 1

Purpose

The purpose of the SciQuest, Inc. Employee Stock Purchase Plan is to provide Employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company on a payroll or other compensation deduction basis. The Plan is intended to qualify as an “employee stock purchase plan” under Code Section 423. The Plan will be construed so as to extend and limit participation in a manner within the requirements of Code Section 423.

Section 2

Definitions

As used in the Plan, the following terms, when capitalized, have the following meanings:

(a) “Board” means the Company’s Board of Directors.

(b) “Business Day” means (i) if the Shares are then listed on the Nasdaq Global Market, a day that the Nasdaq Global Market is open or (ii) if the Shares are then listed on any other national securities exchange, a day that such exchange is open.

(c) “Change of Control” means any of the following:

(i) any transaction or series of transactions pursuant to which the Company sells, transfers, leases, exchanges or disposes of substantially all (i.e., at least eighty-five percent (85%)) of its assets for cash or property, or for a combination of cash and property, or for other consideration;

(ii) any transaction pursuant to which persons who are not current stockholders of the Company acquire by merger, consolidation, reorganization, division or other business combination or transaction, or by a purchase of an interest in the Company, an interest in the Company so that after such transaction, the stockholders of the Company immediately prior to such transaction no longer have a controlling (i.e., 50% or more) voting interest in the Company; or

(iii) the acquisition of “beneficial ownership” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities (other than through a merger or consolidation or an acquisition of securities directly from the Company) by any “person,” as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned directly or indirectly by the stockholders of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means the committee described in Section 10.

(f) “Common Stock” means the common stock of the Company, $0.001 par value per share, or any stock into which that common stock may be converted.

(g) “Company” means SciQuest, Inc., a Delaware corporation, and any successor corporation.

(h) “Compensation” means (i) the regular basic earnings paid to an Employee by the Company or a Designated Subsidiary, plus (ii) any salary deferral contributions made on behalf of an Employee to a Code Section 401(k) Plan, Code Section 125 Plan or any nonqualified deferred compensation plan. The following shall be excluded from the calculation of Compensation: (i) overtime payments, bonuses and commissions, (ii) all distributions from profit-sharing, nonqualified deferred compensation, welfare benefits and other employee benefit plans and other incentive-type payments and (ii) all contributions (other than salary deferral contributions made to a Code Section 401(k) Plan, Code Section 125 Plan, or any nonqualified deferred compensation plan) made by the Company or any Designated Subsidiary for an Employee’s benefit under any employee benefit or welfare plan now or hereafter established.

(i) “Contributions” means all amounts credited to the Participant’s Payroll Deduction Account.

(j) “Designated Subsidiary” means any Subsidiary that may be designated from time to time by the Committee as eligible to participate in the Plan as to its eligible Employees.

(k) “Disability” means, with respect to a Participant, the Participant’s becoming eligible for permanent and total disability benefits under the Company’s or a Designated Subsidiary’s long-term disability plan.

(l) “Effective Date” means June 1, 2012.

(m) “Employee” means any person who is an employee of the Company or a Designated Subsidiary under Code§3401(c) and the regulations thereunder.

(n) “ESPP Broker Account” means a brokerage account established by the Company for the Participant at a Company-designated brokerage firm.

(o) “Fair Market Value” means, with respect to any date, the closing price on that date of the Common Stock on the Nasdaq Global Market or other national securities exchange on which the Common Stock is listed or, in the event that the Common Stock is not traded on that date, the closing price on the immediately preceding trading date. If the Common Stock is no longer traded on the Nasdaq Global Market or any other national securities exchange, then “Fair Market Value” means, with respect to any date, the fair market value of the Common Stock as determined by the Committee in good faith.

(p) “Offering Date” means the first Business Day of each Purchase Period.

(q) “Participant” means a participant in the Plan as described in Section 4.

(r) “Payroll Deduction Account” means the bookkeeping account established for a Participant in accordance with Section 5.

(s) “Plan” means the SciQuest, Inc. Employee Stock Purchase Plan, as set forth herein, and as amended from time to time.

(t) “Purchase Date” means the last Business Day of each Purchase Period.

(u) “Purchase Period” means a period of six months commencing on June 1 and December 1 of each year, or such other periods as may determined by the Committee; provided, however, that (i) the Purchase Period that commences on June 1, 2012 shall be a period of 12 months and (ii) in no event will any Purchase Period be longer than 27 months. The foregoing notwithstanding, the Committee may, in its sole and absolute discretion, create special purchase periods for individuals who become Employees solely in connection with the acquisition of another company or business by merger, reorganization or purchase of assets, which purchase periods and purchase rights granted pursuant thereto shall be subject to such terms and conditions as the Committee determines appropriate under the circumstances.

(v) “Purchase Price” means an amount equal to the lesser of (i) 85% of the Fair Market Value of a Share on the Offering Date and (ii) 85% of the Fair Market Value of a Share on the Purchase Date.

(w) “Share” means a share of Common Stock, as adjusted in accordance with Section 13.

(x) “Subsidiary” means a domestic or foreign corporation of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary. The definition of Subsidiary shall be interpreted so as to include any entity that would be treated as a “subsidiary corporation” under Code Section 424(f).

Section 3

Eligibility

(a) Eligible Employees. Any person who is has been Employee as of, and who has been an Employee for the thirty (30) day period immediately preceding, the Offering Date in a given Purchase Period will be eligible to participate in the Plan for that Purchase Period, subject to the requirements of Section 4 and the limitations imposed by Code Section 423(b). Notwithstanding the foregoing, the Committee may, in its sole and absolute discretion, exclude from participation in the Plan in a given Purchase Period any or all Employees whose customary employment is for not more than 20 hours per week or five months per year. The Committee may also determine that all Employees who are highly compensated employees (within the meaning of Code Section 414(q) (or those with compensation above a certain level and/or who are officers or subject to the disclosure requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended from time to time) as of the Offering Date in a given Purchase Period are ineligible to participate in the Plan for that Purchase Period.

(b) Five Percent Shareholders. Notwithstanding any other provision of the Plan, no Employee will be eligible to participate in the Plan for a given Purchase Period if the Employee (or any other person whose stock would be attributed to the Employee pursuant to Code Section 424(d)), immediately after the Offering Date, owns stock of the Company equal to five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary. In determining whether the stock ownership of an Employee equals or exceeds this 5% limit, the rules of Code Section 424(d) (relating to attribution of stock ownership) shall apply, and stock which the Employee may purchase under outstanding options shall be treated as stock owned by the Employee. This Section 3(b) shall be interpreted consistent with Code Section 423(b)(3) and regulations issued thereunder.

Section 4

Participation

An Employee may become a Participant in the Plan by completing a payroll deduction authorization form and any other required enrollment documents provided by the Committee or its designee and submitting them to the Committee or its designee in accordance with the rules established by the Committee. The payroll deduction authorized by a Participant for purposes of acquiring Shares under the Plan may be any multiple of 1% of the Compensation of the Participant during the period the purchase right remains outstanding, up to a maximum equal to the lesser of (i) 10% of the Participant’s Compensation per Purchase Period and (ii) 100% of the Participant’s Compensation that remain after subtracting all other amounts that are to be deducted or withheld from such Compensation per Purchase Period. The deduction rate so authorized shall continue in effect for the entire Purchase Period, unless the Participant shall, prior to the end of the applicable Purchase Period, reduce such rate by filing the appropriate form with the Committee or its designee in accordance with Section 5(c). The new rate shall become effective as soon as practicable following the filing of such form. Payroll deductions, however, will automatically cease upon the termination of the Participant’s purchase right in accordance with Sections 8 or 9 below. If there are Employees in countries where payroll deductions are not feasible, the Committee shall permit all Employees to participate in the Plan by an alternative means, such as by check. Without limiting the generality of the foregoing, the participation by an Employee in the Plan is voluntary.

Section 5

Contributions

(a) Payroll Deductions. A Participant’s payroll deductions will begin on the first payroll paid following the Offering Date and will end on the last payroll paid on or before the Purchase Date of the Purchase Period, unless the Participant elects to withdraw from the Plan as provided in Section 8 or ceases Contributions pursuant to Section 5(c). A Participant’s enrollment documents will remain in effect for successive Purchase Periods unless the Participant elects to withdraw from the Plan as provided in Section 8, ceases Contributions pursuant to Section 5(c), or timely submits new enrollment documents to change the rate of payroll deductions for a subsequent Purchase Period in accordance with rules established by the Committee.

(b) Payroll Deduction Account. The Committee will credit the amount of each Participant’s Contributions to the Participant’s Payroll Deduction Account. A Participant may not make any additional payments to the Participant’s Payroll Deduction Account, except as expressly provided in the Plan or as authorized by the Committee with respect to a given Purchase Period for all Participants.

(c) Changes to Payroll Deductions. A Participant may reduce the percentage of authorized payroll deductions once each Purchase Period by delivery of a new payroll deduction authorization form to the Committee or its designee. A Participant may cease Contributions to the Plan at any time. Any reduction or cessation of Contributions to the Plan will become effective as soon as administratively practicable after receipt. Unless the Participant elects to withdraw from the Plan as provided in Section 8, the funds in the Participant’s Payroll Deduction Account will not be refunded to the Participant but instead will be used to purchase Shares for the Participant on the Purchase Date.

(d) No Interest. No interest or other earnings will accrue on a Participant’s Contributions to the Plan.

(e) Foreign Currency. Except as otherwise specified by the Committee, payroll deductions made with respect to Employees paid in currencies other than U.S. dollars will be accumulated in local currency and converted to U.S. dollars as of the Purchase Date.

Section 6

Stock Purchases

(a) Automatic Purchase. On each Purchase Date, each Participant will be deemed, without further action, to have elected to purchase the number of whole Shares that the Participant’s Payroll Deduction Account balance can purchase at the Purchase Price on that Purchase Date. Except as otherwise specified by the Committee, any amounts that are not sufficient to purchase a whole Share will be retained in the Participant’s Payroll Deduction Account for the subsequent Purchase Period. Any other amounts remaining in the Participant’s Payroll Deduction Account after the Purchase Date will be returned to the Participant.

(b) Delivery of Shares. As soon as practicable after each Purchase Date, the Committee will arrange for the delivery of the Shares purchased by Participants on the Purchase Date. The Committee may permit or require that Shares purchased under the Plan be deposited directly into an ESPP Broker Account. The Committee may require that Shares be retained in the ESPP Broker Account for a specified period of time and may restrict dispositions during that period, and the Committee may establish other procedures to permit tracking of disqualifying dispositions of the Shares or to restrict transfer of the Shares.

(c) Notice Restrictions. The Committee may require, as a condition of participation in the Plan, that each Participant agree to notify the Company if the Participant sells or otherwise disposes of any Shares within two years of the Offering Date or one year of the Purchase Date for the Purchase Period in which the Shares were purchased.

(d) Shareholder Rights. A Participant will have no interest or voting right in a Share until a Share has been purchased on the Participant’s behalf under the Plan.

Section 7

Limitation on Purchases

Participant purchases are subject to the following limitations:

(a) Purchase Period Limitation. Subject to the calendar year limits provided by Section 8(b), the maximum number of Shares that a Participant will have the right to purchase in any Purchase Period will be determined by dividing (i) $25,000 by (ii) the Fair Market Value of one Share on the Offering Date for such Purchase Period (disregarding any fraction resulting therefrom).

(b) Calendar Year Limitation. No right to purchase Shares under this Plan will be granted to an Employee to the extent that such right, when combined with all other rights and options granted under all of the Code Section 423 employee stock purchase plans of the Company, its Subsidiaries or any parent corporation (within the meaning of Code Section 424(e)), would permit the Employee to purchase Shares at a rate that exceeds $25,000 in Fair Market Value of the Shares (determined at the time the right or option is granted) for each calendar year in which any option or right granted to the Employee is outstanding at any time, determined in accordance with Code Section 423(b)(8) and the regulations thereunder.

(c) Refunds. As of the first Purchase Date on which this Section limits a Participant’s ability to purchase Shares, the Participant’s payroll deductions will terminate, and the Participant will receive a refund of the balance in the Participant’s Payroll Deduction Account as soon as practicable after the Purchase Date.

(d) Approvals. Under no circumstances shall any purchase rights granted under the Plan be exercised, nor shall any Shares be issued hereunder, until such time as (i) the Plan shall have been approved by the Company’s stockholders and (ii) the Company shall have complied with all applicable requirements of the Securities Act of 1933, as amended, all applicable listing requirements of any securities exchange on which the Shares are listed and all other applicable requirements established by law or regulation.

Section 8

Withdrawals

A Participant may withdraw all, but not less than all, of the Contributions credited to the Participant’s Payroll Deduction Account at any time before a Purchase Date by notifying the Committee or its designee of the Participant’s election to withdraw, pursuant to rules prescribed by the Committee. If a Participant elects to withdraw, all of the Participant’s Contributions credited to the Participant’s Payroll Deduction Account will be returned to the Participant and the Participant may not make any further Contributions to the Plan for the purchase of Shares during that Purchase Period. A Participant’s voluntary withdrawal during a Purchase Period will not have any effect upon the Participant’s eligibility to participate in the Plan during a subsequent Purchase Period.

Section 9

Employment Termination

(a) Termination Other Than Death or Disability. If a Participant’s employment with the Company or a Designated Subsidiary terminates for any reason other than death or Disability, the Participant will cease to participate in the Plan and the Company or its designee will refund the balance in the Participant’s Payroll Deduction Account.

(b) Termination for Death or Disability. In the event of a Participant’s death, or the Participant ceases to be an eligible Employee by reason of a Disability, at the election of the Participant, or the Participant’s legal representative in the event of the Participant’s death, the Participant’s Payroll Deduction Account balance will be (i) distributed to the Participant, or to the Participant’s estate in the event of the Participant’s death, or (ii) held until the end of the Purchase Period and applied to purchase Shares in accordance with Section 7.

(c) Leaves of Absence. The Committee may establish rules regarding when leaves of absence will be considered a termination of employment. Notwithstanding the foregoing, where a period of leave exceeds ninety (90) days, a Participant’s employment relationship with the Company or a Designated Subsidiary will be deemed to have terminated for purposes of the Plan on the 91st day of such leave unless the Participant’s right to reemployment is guaranteed either by statute or contract.

Section 10

Plan Administration

The Plan shall be administered by the Committee, which will be appointed by the Board. The Committee shall be the Compensation Committee of the Board unless the Board appoints another committee to administer the Plan. The Board from time to time may fill vacancies on the Committee. Subject to the express provisions of the Plan, the Committee will have the discretionary authority to interpret the Plan; to take any actions necessary to implement the Plan, including delegation of responsibilities for Plan operations; to prescribe, amend, and rescind rules and regulations relating to the Plan; and to make all other determinations necessary or advisable in administering the Plan. All such determinations will be final and binding upon all persons. The Committee may request advice or assistance or employ or designate such other persons as are necessary for proper administration of the Plan.

Section 11

Assignability and Transferable

No purchase rights granted under the Plan shall be assignable or transferable by a Participant other than by will or by the laws of descent and distribution, and during the Participant’s lifetime the purchase rights shall be exercisable only by the Participant.

Section 12

Reserved Shares

Subject to adjustments as provided in Section 13, the maximum number of Shares available for purchase on or after the Effective Date is 1,000,000 Shares. Shares issued under the Plan may be authorized but unissued Shares, Shares held in treasury or Shares that have been reacquired by the Company.

Section 13

Capital Changes

(a) Adjustments. Other than in connection with a Change of Control, in the event of any merger, consolidation, reorganization, stock dividend, stock split, recapitalization, combination of shares or other change affecting the Common Stock as a class, then the number and class of Shares that may be purchased under the Plan, the purchase price per share and the number of Shares covered by each purchase right under the Plan and the numerical limits contained in Sections 7(a) and 12 of the Plan shall be appropriately adjusted in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(b) Change of Control. In the event that a Change of Control occurs, or the Company enters into an agreement to effect a Change of Control, then all outstanding purchase rights under the Plan shall be exercised automatically immediately prior to the consummation of such Change of Control by applying all sums previously collected from Participants during the purchase period of such transaction to the purchase of whole Shares, subject to all applicable limitations contained in this Plan.

Section 14

Amendment

The Board or the Committee may from time to time alter, amend, suspend or discontinue the Plan; provided, however, that no such action shall adversely affect purchase rights at the time outstanding under the Plan unless necessary or desirable to comply with any applicable law, regulation or rule. The foregoing notwithstanding, stockholder approval shall be required for any amendment to the extent that stockholder approval would be required in order for the Plan to satisfy the requirements of Code Section 423 or other applicable laws or regulations. Without stockholder approval and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Committee shall be entitled to, in addition to, and without limitation with respect to, what is permitted pursuant to Section 14(a), cancel or change the purchase periods, limit the frequency and/or number of changes in the amount withheld during a purchase period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed enrollment forms, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures that are consistent with the Plan as the Committee determines in its sole and absolute discretion advisable. Any such limitations or procedures shall be applied uniformly with respect to all Participants.

Section 15

Plan Termination

The Plan and all rights of Employees under the Plan will terminate upon the earlier of (i) June 1, 2022, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan, and (iii) any date determined in the sole and absolute discretion of the Board. In the event that the Plan terminates under circumstances described in (ii) above, reserved Shares remaining as of the termination date will be made available for purchase by Participants on the Purchase Date on a pro rata basis based on the amount credited to each Participant’s Payroll Deduction Account. Upon termination of the Plan, each Participant will receive the balance in the Participant’s Payroll Deduction Account.

Section 16

Government Regulations

The Plan, the grant and exercise of the rights to purchase Shares under the Plan, and the Company’s obligation to sell and deliver Shares upon the exercise of rights to purchase Shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Company, be required or desirable. The Committee may withhold from any payment due under the Plan or take any other action it deems appropriate to satisfy any federal, state or local tax withholding requirements.

Section 17

General

(a) Foreign Jurisdictions. The Committee may adopt rules or procedures to accommodate the requirements of local laws of foreign jurisdictions, including rules or procedures relating to the handling of payroll deductions, conversion of local currency, payroll taxes and withholding procedures.

(b) Governing Law. The Plan will be governed by the laws of Delaware, without regard to that State’s choice of law rules.

(c) Expenses. All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

(d) No Right to Employment. Neither the establishment of the Plan, any provision of the Plan nor any action taken with respect to the Plan shall be construed so as to grant any Participant or any other person the right to remain in the employ of the Company for any period of specific duration, and such person’s employment may be terminated at any time, with or without cause.